UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
May 4, 2016

FRESH DEL MONTE PRODUCE INC.
(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	1-14706	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman, KY1-9005
Cayman Islands
(Address of Registrant's Principal Executive Office)

(305) 520-8400
(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida  33134
(Address of Registrant's U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 4, 2016, the Annual General Meeting of Shareholders of Fresh Del Monte Produce Inc. (the “Company”) was held.  A total of 49,738,121 Ordinary Shares, or 97% of the Ordinary Shares issued and outstanding as of the March 15, 2016 record date, was represented in person or by proxy.  The proposals presented at the Annual General Meeting of Shareholders are described in detail in the Company’s Proxy Statement for the 2016 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 4, 2016.  All of the nominees for director described in that proxy statement were elected to serve until the Company’s 2019 Annual General Meeting of Shareholders. A cash dividend for the year ended January 1, 2016 was approved by the shareholders and declared by the Company's board of directors, and each of the other items considered at the 2016 Annual General Meeting was approved by the shareholders, pursuant to the voting results set forth below.

Proposal 1

To elect three directors to serve until the Company’s 2019 Annual General Meeting of Shareholders.

Directors	For	Against	Abstained	Broker Non-Votes
Amir Abu-Ghazaleh	45,041,587	3,819,956	9,032	867,546
Salvatore H. Alfiero	45,250,504	3,611,083	8,988	867,546
Edward L. Boykin	41,066,069	7,795,530	8,976	867,546

Proposal 2

To approve and adopt the Company’s financial statements for the fiscal year ended January 1, 2016.

For	49,579,730
Against	24,717
Abstained	133,674

Proposal 3

To ratify the appointment of Ernst & Young LLP as independent registered certified public accounting firm to the Company for the fiscal year ending December 30, 2016.

For	49,243,745
Against	490,021
Abstained	4,355

Proposal 4

To approve the Company’s dividend for the fiscal year ended January 1, 2016.

For	49,725,956
Against	8,692
Abstained	3,473

Proposal 5

To approve, on an advisory, non-binding basis, the Company’s executive compensation.

For	39,501,649
Against	9,049,566
Abstained	319,360
Broker Non-Votes	867,546

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.

Date:	May 4, 2016	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President & Chief Financial Officer